UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 31, 2014 (the “Closing Date”), FTD Companies, Inc. (“FTD” or the “Company”) (through FTD, Inc., a wholly owned subsidiary of FTD) acquired from a wholly owned subsidiary of Liberty Interactive Corporation (“Liberty”) all of the issued and outstanding shares of common stock of Provide Commerce, Inc., an indirect wholly owned subsidiary of Liberty (“Provide Commerce”), par value $0.001 per share (the “Provide Commerce Stock”), for a purchase price consisting of (1) cash consideration of approximately $145 million, which includes $23 million for Provide Commerce’s estimated cash on hand, net of estimated working capital adjustments, and (2) 10,203,010 shares (the “FTD Shares”) of FTD’s common stock, par value $0.0001 per share (“FTD Common Stock”) (the “Transaction”), pursuant to the Stock Purchase Agreement, dated July 30, 2014, by and among FTD, Liberty and Provide Commerce (the “Stock Purchase Agreement”).

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which was filed as Exhibit 2.1 to FTD’s Current Report on Form 8-K/A on July 31, 2014, and is incorporated by reference herein.  Additional information relating to the Transaction was previously included in FTD’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2014 (the “Proxy Statement”).

Item 1.01                                           Entry into a Material Definitive Agreement.

Investor Rights Agreement

On the Closing Date, Liberty and FTD entered into an investor rights agreement (the “Investor Rights Agreement”).  Under the terms of the Investor Rights Agreement, Liberty and its controlled affiliates will be restricted from acquiring additional shares of FTD Common Stock if, (1) until December 31, 2016, following such acquisition, Liberty would own in excess of 37.5% of the total number of the outstanding shares of FTD Common Stock and (2) after December 31, 2016, following such acquisition, Liberty would own in excess of 40% of the total number of outstanding shares of FTD Common Stock, in each case, subject to certain exceptions.  Notwithstanding these restrictions, Liberty would be permitted, subject to certain conditions, to make a non-negotiated permitted tender offer (the “Permitted Offer”) to acquire additional shares of FTD Common Stock if, (a) after December 31, 2016, Liberty has negotiated in good faith with FTD’s board of directors for a period of at least thirty days and is unable to reach an agreement on a transaction or (b) at any time, a third party makes an unsolicited tender offer for shares of FTD Common Stock and FTD fails to take customary defensive actions, provided, (i) in either case, that the Permitted Offer must be an offer for all outstanding shares of FTD Common Stock and (ii) the Permitted Offer cannot close until a majority of the outstanding shares of FTD Common Stock not owned by Liberty have been tendered (the “Minimum Condition”), provided that the requirement in this clause (ii) does not apply in the event a third party makes an unsolicited tender offer for shares of FTD Common Stock.

The Investor Rights Agreement further provides that until June 30, 2016 (the “Restricted Period”), Liberty will be bound by customary standstill provisions, including covenants not to solicit competing proxies or call special meetings of FTD’s stockholders, subject to the earlier expiration of the standstill provisions or certain waivers thereto upon the occurrence of certain events.  In addition, during the Restricted Period, Liberty may not transfer any shares of FTD Common Stock that it owns, subject to certain exceptions.  After the expiration of the Restricted Period, Liberty may sell shares of FTD Common Stock, subject to FTD’s right of first refusal with respect to certain market sales, provided that in no event may Liberty sell FTD Common Stock to any person if such person would beneficially own in excess of 15% of the total outstanding shares of FTD Common Stock, subject to certain exceptions.  Beginning December 31, 2017, Liberty would be permitted to transfer its shares of FTD Common Stock in a block sale to a single party, subject to certain limitations with respect to the transferee and FTD’s right of first offer.  The Investor Rights Agreement also includes limitations on pledging, stock lending transactions and hedging by Liberty of shares of FTD Common Stock.

Pursuant to the terms of the Investor Rights Agreement, Liberty is entitled to customary demand and piggyback registration rights and, subject to certain limitations, a participation right pursuant to which Liberty may maintain its ownership percentage of FTD Common Stock.

The Investor Rights Agreement provides that, for so long as Liberty owns at least 15% of the outstanding shares of FTD Common Stock, FTD is required to provide advance notice to Liberty before entering into an agreement regarding a merger, consolidation, change of control or other business combination transaction.  In addition, if FTD enters into an agreement with a third party that would result in a change of control of FTD, FTD may issue to such third party, outside of Liberty’s participation right described above, a number of shares of FTD Common Stock equal to 19.9% of the total number of shares then outstanding.  However, such issuance will not dilute Liberty’s right to representation on FTD’s board of directors and will be excluded from the calculation of the Minimum Condition in a Permitted Offer.

As further described herein, Liberty was entitled to select four new directors for appointment to FTD’s board of directors as of the closing of the Transaction.  Pursuant to the Investor Rights Agreement, following the closing of the Transaction, (a) Liberty will be entitled to proportional representation on the FTD board of directors based upon its ownership percentage, rounded up to the next whole number of directors, (b) FTD will be required to use its reasonable best efforts to cause the election of each Liberty nominee at subsequent meetings of FTD stockholders, (c) at least half of Liberty’s nominees must be independent under applicable stock exchange listing standards, subject to Liberty’s rights to have at least two Liberty officers serving as directors, and (d) FTD must appoint one of Liberty’s nominees to each committee of FTD’s board of directors, subject to applicable stock exchange listing standards and provided that no such director may serve as chairman of the board or chairman of a committee.  In addition, for a period of five years (or six years, in the event FTD’s board of directors ceases to be classified or FTD implements majority voting for directors), and so long as (x) a Liberty-nominated director remains on the board and (y) Liberty owns less than 50% of the outstanding shares of FTD Common Stock, Liberty will be required to vote its shares of FTD Common Stock in favor of FTD’s director nomination slate at each meeting of FTD stockholders at which directors are to be elected.  So long as Liberty owns at least 5% of the outstanding shares of FTD Common Stock, Liberty has agreed to attend, in person or by proxy, all meetings of FTD stockholders so that such shares may be counted for purposes of determining a quorum at such meetings.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Stock Purchase Agreement and Investor Rights Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Stock Purchase Agreement and the Investor Rights Agreement are made only for purposes of those agreements and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Stock Purchase Agreement or the Investor Rights Agreement or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Stock Purchase Agreement or the Investor Rights Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Services Agreement

In connection with the closing of the Transaction, on the Closing Date, Liberty and Provide Commerce entered into a services agreement (the “Services Agreement”) under which Provide Commerce will, on a transitional basis, provide Liberty with certain support services and other assistance after the Transaction in respect of the RedEnvelope business, which was not acquired by FTD as part of the Transaction.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On the Closing Date, FTD (through FTD, Inc., a wholly owned subsidiary of FTD) acquired from Liberty all of the issued and outstanding shares of Provide Commerce Stock for a purchase price consisting of (1) cash consideration of approximately $145 million, which includes $23 million for Provide Commerce’s estimated cash on hand, net of estimated working capital adjustments and (2) the FTD Shares, as discussed above.  As a result, Provide Commerce is now a wholly-owned subsidiary of FTD.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of FTD’s Current Report on Form 8-K filed with the SEC on July 30, 2014, FTD’s Current Report on Form 8-K/A, filed with the SEC on July 31, 2014 and the Proxy Statement.

Item 3.02                                           Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to the Stock Purchase Agreement, FTD delivered the FTD Shares to Liberty Interactive LLC, a wholly-owned subsidiary of Liberty (“LILLC”).  The issuance of the FTD Shares by FTD to LILLC was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the offer and sale of the FTD shares does not involve a public offering of FTD common stock.  Liberty has represented, and FTD has determined, that LILLC is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  The certificate or book-entry designations representing the FTD Shares will bear appropriate legends to the effect that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder.  In addition, such FTD Shares are subject to transfer, ownership and other restrictions set forth in the Investor Rights Agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with closing of the Transaction and in accordance with the Investor Rights Agreement, FTD increased the size of its board of directors from seven to eleven directors as of the closing of the Transaction, with Liberty selecting four new directors for appointment to the FTD board of directors.  Accordingly, the FTD board of directors appointed, effective as of the closing of the Transaction, Candace Duncan, Sue Ann Hamilton, Robin Pringle and Christopher Shean (each, a “New FTD Director”), as members of the FTD board of directors.  In connection with such appointments, the FTD board of directors appointed (a) Candace Duncan as a director to the class of FTD directors whose terms expire at the 2015 annual meeting of FTD stockholders, to serve until such annual meeting of stockholders in 2015 and until her successor has been duly elected and qualified or until her earlier resignation or removal, (b) Christopher Shean as a director to the class of FTD directors whose terms expire at the 2016 annual meeting of FTD stockholders, to serve until such annual meeting of stockholders in 2016 and until his successor has been duly elected and qualified or until his earlier resignation or removal, (c) Sue Ann Hamilton as a director to the class of FTD directors whose terms expire at the 2016 annual meeting of FTD stockholders, to serve until such annual meeting of stockholders in 2016 and until her successor has been duly elected and qualified or until her earlier resignation or removal and (d) Robin Pringle as a director to the class of FTD directors whose terms expire at the 2017 annual meeting of FTD stockholders, to serve until such annual meeting of stockholders in 2017 and until her successor has been duly elected and qualified or until her earlier resignation or removal.

Further, pursuant to the above-mentioned agreements, FTD was required to appoint one New FTD Director to each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the FTD board of directors. Accordingly, effective as of the closing of the Transaction, Candace Duncan was appointed to the Audit Committee, Christopher Shean was appointed to the Compensation Committee and Sue Ann Hamilton was appointed to Nominating and Corporate Governance Committee.  Such appointments are subject in all respects to the terms and conditions of the Investor Rights Agreement.

Pursuant to the Company’s standard compensation program for non-employee directors, each New FTD Director will receive an annual retainer fee of $48,000 and $1,000 for each FTD board or committee meeting he or she attends. In addition, Candace Duncan will receive an annual retainer fee of $10,000 for her service on the Audit Committee, Christopher Shean will receive an annual retainer fee of $10,000 for his service on the Compensation Committee, and Sue Ann Hamilton will receive $7,500 for her service on the Nominating and Corporate Governance Committee.  Each New FTD Director was granted a restricted stock unit award covering a number of whole shares equal to $46,110 divided by the closing price of FTD Common Stock on the grant date of December 31, 2014, which will vest on June 1, 2015.  The restricted stock unit awards were granted pursuant to a Restricted Stock Unit Issuance Agreement for Non-Employee Directors (Initial Grant), the form of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 13, 2013.

As previously disclosed, in connection with FTD’s entry into the Stock Purchase Agreement, on July 28, 2014, FTD entered into amended and restated employment agreements (the “Employment Agreements”) with its current President and Chief Executive Officer, Robert S. Apatoff, Executive Vice President and Chief Financial Officer, Becky A. Sheehan, and Executive Vice President, General Counsel and Secretary, Scott D. Levin. Each Employment Agreement became effective on the Closing Date with a term expiring on December 31, 2019.

Effective on the Closing Date and pursuant to the Employment Agreements, Mr. Apatoff’s, Ms. Sheehan’s and Mr. Levin’s current annual base salaries were increased by $100,000, $50,000 and $50,000, respectively. In addition, on the Closing Date and pursuant to the Employment Agreements, each of Mr. Apatoff, Ms. Sheehan and Mr. Levin received a grant of an award of restricted stock units with a value of $730,000, $438,000 and $306,000, respectively, which awards will vest at the rate of one-third on each of the first three anniversaries of the grant date of December 31, 2014. The restricted stock unit awards were granted pursuant to a Restricted Stock Unit Issuance Agreement for Officers with Employment Agreements, the form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 13, 2013. Each executive officer will remain eligible to participate in each of FTD’s employee benefit plans that are generally available to all employees or senior executives and to participate in an annual bonus program with a target bonus set by FTD’s board of directors in an amount of up to 100% of the executive’s annual base salary.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 8.01                                    Other Events.

On December 31, 2014, FTD and Liberty issued a joint press release announcing the closing of FTD’s acquisition of Provide Commerce. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.  The financial statements of Provide Commerce required by Rule 3-05 of Regulation S-X in connection with the Transaction were previously included in the Proxy Statement.  Pursuant to the General Instruction B.3 of Form 8-K, no additional financial statements of Provide Commerce are required to be filed.

(b)                                 Pro Forma Financial Information.  The pro forma financial information required by Article 11 of Regulation S-X in connection with the Transaction were previously included in the Proxy Statement.  Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements are required to be filed.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Stock Purchase Agreement, by and among FTD Companies, Inc., Liberty Interactive Corporation and Provide Commerce, Inc., dated July 30, 2014 (filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed with the SEC on July 31, 2014 and incorporated herein by reference).

10.1	Investor Rights Agreement, dated December 31, 2014, by and between Liberty Interactive Corporation and FTD Companies, Inc.

99.1	Press Release dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated: December 31, 2014	By:	/s/ Becky A. Sheehan
		Name:	Becky A. Sheehan
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement, by and among FTD Companies, Inc., Liberty Interactive Corporation and Provide Commerce, Inc., dated July 30, 2014 (filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed with the SEC on July 31, 2014 and incorporated herein by reference).

10.1	Investor Rights Agreement, dated December 31, 2014, by and between Liberty Interactive Corporation and FTD Companies, Inc.

99.1	Press Release dated December 31, 2014.